UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2012

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE.

Evans Bancorp, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 13, 2012 (the “Original Form 8-K”), to correct the dividend record date as reported in Item 7.01 of the Original Form 8-K. Specifically, the dividend record date is being corrected from December 21, 2012, to December 24, 2012. The entire text of Item 7.01, as so amended, is set forth below.

Item 7.01 Regulation FD Disclosure.

On December 12, 2012, the Board of Directors of Evans Bancorp, Inc., (the “Company”) declared an accelerated cash dividend of $0.24 per share on the Company’s outstanding common stock, a 9% increase from its previous $0.22 per share dividend paid on October 9, 2012. The dividend is payable on December 31, 2012 to shareholders of record as of December 24, 2012. The cash dividend represents an accelerated payment of the Company’s semi-annual dividend scheduled to be paid in April 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

December 12, 2012	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President & CEO